UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

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ChannelAdvisor Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Aerial Center Parkway
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Severance and Change in Control Letter Agreement for Mark Cook
On August 31, 2015, ChannelAdvisor Corporation (the “Registrant”) entered into an Executive Severance and Change in Control Letter Agreement (the “Agreement”) with Mark E. Cook, the Registrant’s Chief Financial Officer.  Under the Agreement, if Mr. Cook is terminated by us other than for cause, or if he resigns for good reason, in each case as defined in the Agreement, he will receive a lump-sum severance payment equal to the sum of 1) six months of his then-current base salary, plus an additional one month of base salary for each year of service, up to a maximum of 12 months of base salary, and 2) a prorated share of any then-current variable compensation calculated at 100% achievement of objectives for the period from the beginning of the calendar year to the date of termination. In such cases, Mr. Cook would also be entitled to have us pay his COBRA medical and dental insurance premiums for up to 12 months or until he gains new employment. Additionally, he would be entitled to three months of acceleration of vesting for all outstanding and unvested stock options and restricted stock units, as well as the extension of his exercise period for all unexercised stock options until two years after the termination date.  If there is a change in control transaction involving us, and, within the period beginning two months before and ending one year after the closing of the change in control transaction, we or the acquiring entity terminate Mr. Cook’s employment other than for cause, or if he resigns for good reason, he would receive each of the payments described above and, in addition, would be entitled to full acceleration of vesting for all outstanding and unvested stock options and restricted stock units.  In the event of a change in control transaction that does not result in the termination of Mr. Cook’s employment within one year thereafter, he would be entitled to one year of acceleration of his outstanding and unvested restricted stock units.  Receipt of the foregoing benefits upon Mr. Cook’s termination of employment is contingent upon his signing a release of claims against us.
The foregoing description of the Agreement is a summary, is not complete and is qualified in its entirety by reference to the text of the Agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ David J. Spitz
Date:	September 1, 2015		David J. Spitz
Chief Executive Officer